EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 8, 2011, relating to the consolidated financial statements of Standex International Corporation, and the effectiveness of Standex International Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2011.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 14, 2011